[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.41.1

AMENDMENT TO MASTER REPURCHASE AGREEMENT

September 15, 2011

This Amendment (the “Amendment”) to the Master Repurchase Agreement (defined below), is entered into on September 15, 2011 by and between Wells Fargo Bank, N.A. (the “Buyer”) and loanDepot.com, LLC, a Delaware limited liability company (the “Seller”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller have entered into a repurchase agreement pursuant to which the Seller agrees to sell certain mortgage loans to the Buyer in exchange for the transfer of funds by the Buyer to the Seller, with a simultaneous agreement by the Buyer to transfer to the Seller such mortgage loans at a date certain or on demand, in exchange for the transfer of funds by the Seller to the Buyer; and

WHEREAS, Buyer has delivered to the Seller the Master Repurchase Agreement, dated as of September 15, 2011, Version 4.1 (the “Master Repurchase Agreement”), along with the related Addendum dated as of September 15, 2011, as such Addendum may be amended from time to time (the “Addendum”); and

WHEREAS, Buyer and Seller wish to amend certain provisions of the Master Repurchase Agreement in order to tailor the contract as follows;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.	Section 2 of the Master Repurchase Agreement is hereby amended as follows:

(i)	The definition of “Pricing Rate” is amended by deleting the numerical expression “[***]%” therefrom and substituting the numerical expression “[***]%” in lieu thereof.

2. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement.

3. The foregoing amendment only relates to the Master Repurchase Agreement between the Buyer and the Seller. Except as expressly amended above, all of the terms and conditions of the Master Repurchase Agreement remain in full force and effect and are hereby reaffirmed.

5. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed to this Amendment to Master Repurchase Agreement by their respective officers thereunto duly authorized as to the date first above written.

WELLS FARGO BANK, N.A.
By:	/s/ Kenneth D. Logan
Name: Kenneth D. Logan
Title: Managing Director
LOANDEPOT.COM, LLC
By:	/s/ Anthony L. Hsieh
Name: Anthony L. Hsieh
Title: Chief Executive Officer